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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 29th day of June, 2004 by and between Stephen M. Lamando (the "Employee") and Clayton GRP, Inc., a Delaware corporation (the "Company") , and, for purposes of Section 7 and Section 14 only, Clayton Holdings, Inc., a Delaware corporation ("Holdings").

                              W I T N E S S E T H:

     WHEREAS, as of the date hereof, the Company, Holdings and Employee have entered into a certain Contribution and Asset Transfer Agreement (the "Contribution Agreement"), by and among the Company, Holdings, Employee, the Investors named therein, the Sellers named therein (the "Sellers") and the other stockholders of certain of the Sellers as named therein, pursuant to which the Company and Holdings have agreed to purchase substantially all of the assets and to assume certain liabilities of the Sellers;

     WHEREAS, the Company and Holdings are simultaneously entering into a Non-Competition Agreement (the "Non-Competition Agreement");

     WHEREAS, the Company is a subsidiary of Holdings;

     WHEREAS, the Company desires to employ the Employee, and the Employee desires to obtain employment with the Company; and

     WHEREAS, Employee's decision to enter into this Agreement is a material consideration in the decision of the Company, Holdings and such Investors to enter into the Contribution Agreement and to consummate the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. EFFECTIVE DATE; EMPLOYMENT. Employee and the Company agree that this Agreement is being entered into in contemplation of the consummation of the transactions contemplated by the Contribution Agreement, and that, without further action on the part of the parties hereto, this Agreement shall be effective upon the closing of the transactions contemplated by the Contribution Agreement (the "Effective Date"). Subject to the provisions of Section 6, the Company agrees to employ Employee and Employee agrees to become an employee and perform services for the Company, upon the terms and conditions hereinafter set forth.

     2. TERM OF EMPLOYMENT. Subject to the provisions of Section 6, the term of Employee's employment pursuant to this Agreement shall commence on and as of the

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Effective Date and shall terminate on the third anniversary of the Effective
Date (such period, the "Term"). Notwithstanding the foregoing, but subject to the provisions of Section 6, the Term shall automatically extend for an additional year on each anniversary of the Effective Date unless either party provides written notice to the other party within thirty (30) days of the date on which the Term would expire that he or it chooses not to extend the Term.

     3. DUTIES; EXTENT OF SERVICE. During Employee's employment under this Agreement, Employee (a) shall serve as an employee of the Company with the title and position of Chief Executive Officer, reporting to the Board of Directors of the Company, (b) shall have such executive responsibilities as the Board of Directors of the Company shall from time to time designate, PROVIDED THAT, in all cases Employee shall be subject to the oversight and supervision of the Board of Directors of the Company in the performance of his duties, (c) upon the request of the Board of Directors of the Company, shall serve as an officer and/or director of any of the Company's subsidiaries, and (d) shall render all services reasonably incident to the foregoing. Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use Employee's reasonable best efforts in, and shall devote Employee's full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of Employee's duties and responsibilities hereunder. The foregoing, however, shall not be construed as preventing Employee from (i) engaging in religious, charitable or other community or non-profit activities, or (ii) engaging in the business of purchasing and selling, or investing in entities specially established for the purpose of purchasing and selling, real estate and/or pools of performing, sub-performing and non-performing mortgage, automobile and other types of loans and financial instruments, and managing such investments, in each case in a manner consistent in nature with Employee's past and current involvement in such activities and that does not impair Employee's ability to fulfill Employee's duties and responsibilities under this Agreement or the Non-Competition Agreement (the activities described in clauses (i) and (ii), the "Permitted Activities").

     4.   SALARY AND BONUS.

          (a) During Employee's employment under this Agreement, the Company shall pay Employee a salary at the annual rate of $350,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments in accordance with the Company's usual payroll practice for executive officers of the Company as in effect from time to time.

          (b) For each one-year calendar period or portion thereof during Employee's employment under this Agreement, Employee shall be eligible to participate in any bonus or other performance plan established by the Board of Directors from time to time for senior management of the Company.

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     5.   BENEFITS.

          (a) During Employee's employment under this Agreement, Employee shall be entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits, including option plans, as in effect from time to time for senior management of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby), and (ii) generally applicable policies of the Company. Employee shall be eligible to participate in all such plans and other benefits as of the Effective Date.

          (b) During Employee's employment under this Agreement, Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time; provided, however, that Employee shall have a minimum of six (6) weeks of paid vacation.

          (c) The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee during Employee's employment hereunder in accordance with the Company's practices for senior executive officers of the Company, as in effect from time to time.

          (d) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the Effective Date or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the Effective Date.

     6. TERMINATION AND TERMINATION BENEFITS. Notwithstanding the provisions of Section 2, Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

          (a) TERMINATION BY THE COMPANY FOR CAUSE. Employee's employment under this Agreement may be terminated for cause without further liability on the part of the Company or any affiliate thereof effective immediately upon a vote of the Board of Directors of the Company and written notice to Employee. Only the following shall constitute "cause" for such termination:

               (i) any act, whether or not involving the Company or any of its affiliates or their respective businesses, of fraud, gross misconduct or harassment;

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               (ii)   any act of dishonesty or illegality, in any such case,
          materially and adversely affecting the Company;

               (iii) the conviction of Employee for (A) a felony, or (B) any misdemeanor involving moral turpitude;

               (iv) the commission, in the reasonable judgment of the Board of Directors of the Company, of an act involving a violation of procedures or policies of the Company which are material to the Company;

               (v) a material and sustained failure of Employee to perform the duties and responsibilities assigned or delegated under this Agreement, which such failure continues for thirty (30) days after written notice has been given to the Employee by the Board of Directors;

               (vi) gross negligence or willful misconduct by Employee with respect to the Company or any affiliate of the Company; or

               (vii) a breach by Employee of any of Employee's material obligations under this Agreement or a breach by Employee of any of Employee's obligations under the Non-Competition Agreement.

          (b) TERMINATION BY EMPLOYEE OTHER THAN FOR GOOD REASON. Employee's employment under this Agreement may be terminated by Employee without further liability on the part of Employee (other than with respect to those provisions of this Agreement expressly surviving such termination) by written notice to the Board of Directors at least sixty (60) days prior to such termination.

          (c) TERMINATION BY EMPLOYEE FOR GOOD REASON. Subject to the payment of Termination Benefits pursuant to Section 6(e) below, Employee's employment under this Agreement also may be terminated by Employee for Good Reason (as defined below) (which termination must be within one hundred twenty (120) days of the occurrence of the event or events giving rise to such Good Reason) by written notice to the Board of Directors setting forth such Good Reason and giving the Company a reasonable period of time, not less than ten (10) business days, to eliminate and cure such Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties under this Agreement;
(ii) a reduction in the Employee's annual Base Salary; or (iii) the relocation of the offices at which the Employee is principally employed to New York City, New York or to any other location which is more than fifty (50) miles from the current location of such offices. It is expressly agreed and understood that if Employee's employment is terminated by Employee for Good Reason as provided in this Section 6(c), it shall not impair or otherwise affect Employee's Continuing Obligations (as defined below).

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          (d)  TERMINATION BY THE COMPANY WITHOUT CAUSE. Subject to the payment of Termination Benefits pursuant to Section 6(e), Employee's employment under this Agreement may be terminated without cause by the Company by a vote of the Board of Directors of the Company upon at least sixty (60) days prior written notice to Employee. It is expressly agreed and understood that if Employee's employment is terminated by the Company without cause as provided in this
Section 6(d), it shall not impair or otherwise affect Employee's Continuing Obligations.

          (e) CERTAIN TERMINATION BENEFITS. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Employee under this Agreement shall terminate on the date of termination of Employee's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of Employee's employment with the Company pursuant to Section 6(c) or Section 6(d) above, the Company shall provide to Employee the following termination benefits ("Termination Benefits"):

          (i) continuation of salary at a rate equal to one-hundred (100%) of Employee's Base Salary as in effect on the date of termination for a period of one year from the date of termination (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company's usual payroll practice for executive officers of the Company as in effect from time to time); and

          (ii) continuation of group health plan benefits during the first twelve (12) months in which Employees is receiving payments pursuant to subsection (i) above, to the extent authorized by and consistent with 29 U.S.C. Section 1161 ET SEQ. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Employee as in effect on the date of termination.

The Company shall have the right to terminate all of the Termination Benefits set forth in Section 6(e)(i) and Section 6(e)(ii) in the event that Employee fails to comply with Employee's Continuing Obligations under this Agreement. The Company's liability for Base Salary continuation pursuant to Section 6(e)(i) shall be reduced by the amount of any severance pay paid to Employee pursuant to any severance pay plan of the Company. Notwithstanding the foregoing, nothing in this Section 6(e) shall be construed to affect Employee's right to receive COBRA continuation entirely at Employee's own cost to the extent that Employee may continue to be entitled to COBRA continuation after Employee's right to cost sharing under Section 6(e)(ii) ceases. The Company and Employee agree that the Termination Benefits paid by the Company to Employee under this Section 6(e) shall be in full satisfaction, compromise and release of any claims arising exclusively out of any termination of Employee's employment pursuant to Section 6(c) or Section 6(d), and that the payment of the Termination Benefits shall be contingent upon Employee's delivery of a general release effectuating such full satisfaction,

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compromise and release, in favor of the Company, Holdings and their affiliates of any and all claims arising exclusively out of any such termination (other than those arising under this Agreement, the Contribution Agreement and the other agreements delivered pursuant to the Contribution Agreement), which general release shall be effective upon termination of employment and shall be in a form reasonably satisfactory to the Company, it being understood that no Termination Benefits shall be provided unless and until Employee executes and delivers such release.

          (f) DISABILITY. If Employee shall be disabled so as to be unable to perform the essential functions of Employee's then existing position or positions under this Agreement with or without reasonable accommodation, which disability has lasted or is reasonably expected to last for more than one-hundred twenty (120) days, the Board of Directors may remove Employee from any responsibilities and/or reassign Employee to another position with the Company for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, Employee shall continue to receive Employee's full Base Salary (less any disability pay or sick pay benefits to which Employee may be entitled under the Company's policies) and benefits under Section 5 of this Agreement (except to the extent that Employee may be ineligible for one or more such benefits under applicable plan terms) for a period of up to six (6) months, and Employee's employment may be terminated by the Company at any time thereafter. In the event of such termination, the Company shall have no further obligations except to make Employee's accrued Base Salary and benefit payments contemplated by this Section 6(f) through the date of such termination. If any question shall arise as to whether during any period Employee is disabled so as to be unable to perform the essential functions of Employee's then existing position or positions with or without reasonable accommodation, Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician (local to the Company's principal offices) selected by the Company to whom Employee or Employee's guardian has no reasonable objection as to whether Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and Employee shall fail to submit such certification, the Company's determination of such issue shall be binding on Employee. Nothing in this Section 6(e) shall be construed to waive Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 ET SEQ. and the Americans with Disabilities Act, 42 U.S.C. Section 12101 ET SEQ.

          (g) DEATH. Employee's employment and all obligations of the Company hereunder shall terminate in the event of the death of the Employee other than any obligation to pay earned but unpaid Base Salary.

          (h) CONTINUING OBLIGATIONS. Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of Employee's employment with the Company, Employee's obligations under Section 7 hereof and

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under the Non-Competition Agreement (collectively, the "Continuing Obligations")
shall survive any termination of Employee's employment with the Company at any time and for any reason.

     7.   CONFIDENTIALITY; PROPRIETARY RIGHTS.

          (a) In the course of performing services on behalf of Seller and the Company and its affiliates, Employee has had and from time to time will have access to Confidential Information (as defined below). Employee agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (iii) not to use, directly or indirectly, any of the Confidential Information for any purpose other than on behalf of the Company and its affiliates or in connection with the Permitted Activities. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, that are furnished to Employee by the Company, Holdings or any subsidiary thereof or are produced by Employee in connection with Employee's employment will be and remain the sole property of the Company, Holdings or such subsidiary, as applicable. Upon the termination of Employee's employment with the Company and its subsidiaries for any reason and as and when otherwise requested by the Company, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in Employee's possession or control, shall be immediately returned to the Company. The term "Confidential Information" shall mean all information pertaining to the Company, Holdings or any subsidiary thereof which is not publicly available or the disclosure of which could result in a competitive or other disadvantage to the Company, Holdings or any subsidiary thereof. Confidential Information includes information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including, by way of example and without limitation, trade secrets, ideas, concepts, designs, configurations, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts processes, techniques, formulas, software, improvements, inventions, data, know-how, discoveries, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, cost and performance data, debt arrangements, equity structure, purchasing and sales data, price lists, customer lists, studies, reports, records, books, contracts, instruments, surveys, computer disks, diskettes, tapes, computer programs, corporate information, including, by way of example and without limitation, policies, resolutions, negotiations or litigation, operational information, personnel information and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company, Holdings or any subsidiary thereof (and of which Employee has knowledge). Confidential Information includes information developed by Employee in the course of Employee's employment by Seller or the Company and its subsidiaries, as well as other information to which Employee may have access in connection with Employee's employment. Confidential Information also includes the confidential

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information of others with which the Company, Holdings or any subsidiary thereof has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of Employee's duties under this Section 7(a).

          (b) Employee hereby confirms that Employee is not bound by the terms of any agreement that restricts in any way Employee's use or disclosure of information relevant to the Company Business (as such term is defined in the Non-Competition Agreement) or Employee's engagement in any business. Employee represents to the Company that Employee's execution of this Agreement, Employee's employment with the Company and the performance of Employee's proposed duties for the Company will not violate any obligations Employee may have to any other party. In Employee's work for the Company, Employee will not disclose or make use of any information in violation of any agreements with or rights of any such other party, and Employee will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (c) During and after Employee's employment, Employee shall reasonably cooperate with the Company and Holdings in the defense, procurement, maintenance and enforcement of (i) any claims or actions (other than those brought by Employee) now in existence or which may be brought in the future against or on behalf of the Company, Holdings or any subsidiary thereof that relate to events or occurrences that transpired while Employee was employed by Sellers or the Company, and (ii) Intellectual Property Rights (as defined below) in Company-Related Developments (as defined below). Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness at mutually convenient times. During and after Employee's employment, Employee also shall reasonably cooperate in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by Sellers or the Company (to the extent such cooperation does not conflict with or impair Employee's legal rights in connection with any such matter). Employee will sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may reasonably deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure Employee's signature on any such papers, Employee hereby irrevocably designates and appoints each officer of the Company as Employee's agent and attorney-in-fact to execute and file any such papers on Employee's behalf as the Company may deem reasonably necessary or desirable in order to properly assign to the Company all rights and interests of Employee in any Company-Related Development. The Company shall reimburse Employee for any reasonable out-of-pocket expenses incurred in connection with Employee's performance of obligations pursuant to this Section 7(c).

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          (d)  Employee recognizes that the Company, Holdings and their affiliates possess a proprietary interest in all of the information described in
Section 7(a) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Employee, except as otherwise agreed between the Company and Employee in writing and subject to Employee's ability to participate in the Permitted Activities. Employee expressly agrees that all work performed by Employee is on a "work for hire" basis, and Employee hereby does assign and transfer, and will assign and transfer, to the Company and its successors and assigns all of Employee's right, title and interest in all works of authorship, speeches, products, developments, inventions, discoveries, improvements, and creative works (whether or not able to be protected by copyright, patent or trademark) created during Employee's employment with Sellers or the Company that (i) relate to the business of the Company, Holdings or any subsidiary thereof or any client of the Company, Holdings or any subsidiary thereof or any of the products or services being researched, developed, manufactured or sold by the Company, Holdings or any subsidiary thereof or which may be used with such products or services, (ii) result from tasks assigned to Employee by the Company, Holdings or any subsidiary thereof; or (iii) result in any material manner from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, Holdings or any subsidiary thereof (collectively, "Company-Related Developments"), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions ("Intellectual Property Rights"). Employee further agrees that any and all Company-Related Developments shall be promptly disclosed to the Company.

          (e) Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it or Holdings, as directed by the Board of Directors of the Company or Holdings and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Employee may discover, find, develop or otherwise have available to Employee that relate to the Company Business (as such term is defined in the Non-Competition Agreement) and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company or Holdings, as applicable; provided, however, that Employee shall not be subject to the foregoing obligations, and the foregoing shall not be applicable, with respect to any business prospects, contracts or business opportunities that Employee may discover, find, develop or otherwise have available to Employee and that constitute a Permitted Activity or that otherwise relate directly to Employee's involvement in the Permitted Activities.

          (f) Employee acknowledges that the provisions of this Section 7 and the Non-Competition Agreement are integral parts of Employee's employment arrangements with the Company.

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          8.   PARTIES IN INTEREST; CERTAIN REMEDIES. It is specifically
understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company, Holdings and their direct and indirect subsidiaries, and that any breach of the provisions of this Agreement by Employee will result in irreparable injury to the Company, Holdings and their direct and indirect subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company, Holdings and their direct and indirect subsidiaries shall be entitled to enforce the specific performance of this Agreement by Employee through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

9.   DISPUTE RESOLUTION.

          (a) Without limitation of Section 8, all disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before JAMS/Endispute, Inc. or its successor. The arbitration shall be held in Hartford, Connecticut before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS/Endispute, Inc. unless specifically modified herein.

          (b) The parties covenant and agree that the arbitration shall commence within 120 days of the date on which a written demand for arbitration is filed by any party hereto (the "Filing Date"). In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within 180 days of the Filing Date. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

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          (c)  The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by JAMS/Endispute, Inc. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 9(c) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce the provisions of Section 7 or the Non-Competition Agreement.

          (d) Without limitation of Section 8, each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS/Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof, or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, and further consents to the sole and exclusive jurisdiction of the courts of the State of Connecticut for the purposes of enforcing the arbitration provisions of Section 9 of this Agreement. Each party further irrevocably waives any objection to proceeding before JAMS/Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS/Endispute, Inc. has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

     10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

     To the Company and Holdings:        c/o TA Associates, Inc.
                                         High Street Tower, Suite 2500
                                         125 High Street
                                         Boston, MA 02110
                                         Attention: Roger B. Kafker
                                         Facsimile No.: (617) 574-6728

     To Employee:                        Stephen M. Lamando

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                                         Facsimile No.: (203) 227-3110

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     11. SCOPE OF AGREEMENT. The parties acknowledge that the time, scope, geographic area and other provisions of Section 7 and the Non-Competition Agreement have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated hereby, and are given as an integral and essential part of the transactions contemplated hereby. Employee has independently consulted with counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Company, Holdings and their subsidiaries and affiliates, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

     12. SEVERABILITY. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Employee may have against the Company, Holdings or any of their subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

     13. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of Connecticut, without consideration of its choice of law provisions, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company or Holdings by way of merger, consolidation or sale and may not be assigned by Employee. This Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall

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mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

     14. HOLDINGS GUARANTY. Notwithstanding anything herein to the contrary, and in no way limiting any other provisions of this Agreement, Holdings, subject to the terms, conditions and restrictions contained in any credit agreement or related document applicable to Holdings, hereby guarantees the full and timely performance of the obligations of the Company under Sections 4, 5 and 6(e) hereof, when and as each such obligation shall be required to be performed in accordance with the terms of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

                                       13
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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement under seal as of the date first set forth above.

                                        COMPANY:

                                        CLAYTON GRP, INC.


                                          By:/s/ Roger B. Kafker
                                             -----------------------------------
                                          Name:  Roger B. Kafker
                                          Title: President


                                        EMPLOYEE:


                                        /s/ Stephen M. Lamando
                                        ----------------------------------------
                                        Stephen M. Lamando


                                        Solely for purposes of Sections 7 and 14 hereof:

                                        HOLDINGS:

                                        CLAYTON HOLDINGS, INC.


                                          By:/s/ Roger B. Kafker
                                          --------------------------------------
                                          Name:  Roger B. Kafker
                                          Title: President

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